Exhibit 4.2

SENSEONICS HOLDINGS, INC.,
Issuer

AND

U.S. Bank National Association,
Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 30, 2018

to INDENTURE

Dated as of January 30, 2018

5.25% Convertible Senior Notes due 2023

Section 13.08	Multiple Originals	57
Section 13.09	Calculations	57
Section 13.10	Ratification of Base Indenture	57
Section 13.11	Delivery of Notices	57

EXHIBIT		A-1
EXHIBIT A	Form of Note	A-1

FIRST SUPPLEMENTAL INDENTURE, dated as of January 30, 2018 (this “Supplemental Indenture”) between SENSEONICS HOLDINGS, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01), supplementing the Indenture, dated as of January 30, 2018, between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited amount in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 2.01, 2.02 and 9.01(g) of the Base Indenture provide that the Company, from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Securityholders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture, and to provide for the issuance of such Securities, as permitted by the Base Indenture, and to set forth the terms thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Securities designated as its 5.25% Convertible Senior Notes due 2023 (the “Notes” and each $1,000 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $50,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by BTIG, LLC in its capacity as underwriter (the “Underwriter”) pursuant to the exercise of its over-allotment option as set forth in the Underwriting Agreement, dated as of January 26, 2018 between the Company and the Underwriter (as amended, the “Underwriting Agreement”), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the Company confirms that the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“1% Provision” shall have the meaning specified in 9.04(k).

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.04.

“Additional Shares” shall have the meaning specified in Section 9.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or a day on which the Corporate Trust Office of the Trustee or the Depositary is closed.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any indebtedness in respect of a capital lease being the capitalized amount of the obligations under such capital lease determined in accordance with GAAP).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Clause A Distribution” shall have the meaning specified in Section 9.04(c).

“Clause B Distribution” shall have the meaning specified in Section 9.04(c).

“Clause C Distribution” shall have the meaning specified in Section 9.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Supplemental Indenture, subject to Section 9.07.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 12 hereof, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 9.12(a).

“Conversion Date” shall have the meaning specified in Section 9.02(c).

“Conversion Obligation” shall have the meaning specified in Section 9.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 9.01(a).

“Credit Facilities” means one or more (a) debt facilities or commercial paper facilities (including the Senior Secured Credit Facility), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other Indebtedness (including any Senior Debt), in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding the Company’s Subsidiaries as additional borrowers or guarantors thereunder).

“Daily VWAP” means, for each of the ten consecutive Trading Days for the calculation of the Interest Make-Whole Payment, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SENS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided.

“Depositary” means, solely for purposes of this Supplemental Indenture and with respect to each Global Note, the Person specified in Section 2.05(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 9.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 9.03(c), except that, as used in Section 9.04 and Section 9.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable (and for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose).

“Event of Default” shall have the meaning specified in Section 5.02, notwithstanding anything to the contrary in the Base Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Election” shall have the meaning specified in Section 9.12.

“Expiration Date” shall have the meaning specified in Section 9.04(e).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or solely a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock, American depository receipts, original shares or other common equity interests underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NYSE American, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or an established over-the-counter trading market in the United States;

provided, however, that (i) any event, transaction or series of transactions that constitute a Fundamental Change under both clause (a) and (b) above (determined without regard to the proviso in clause (b) above) will be deemed to be a Fundamental Change solely under clause (b) above; and (ii) a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, American depository receipts, original shares or other common equity interests that are listed or quoted on any of The New York Stock Exchange, The NYSE American, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or an established over-the-counter trading market in the United States or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 9.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the clause (ii) of the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 10.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.01(a).

“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, without giving effect, for the avoidance of doubt, to ASU 2016-02, Leases (Topic 842).

“Global Note” shall have the meaning specified in Section 2.05(c).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person:

(a) all indebtedness, obligations and other liabilities, contingent or otherwise, of that Person:

(i) for borrowed money, including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments;

(ii) evidenced by bonds, notes or other instruments for the payment of money; or

(iii) incurred in connection with the acquisition of any property, services or assets, whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof, other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(b) all reimbursement obligations and other liabilities, contingent or otherwise, of that Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or any other guaranty of contractual performance;

(c) Capital Lease Obligations and synthetic lease obligations

(d) all obligations in respect of Redeemable Equity;

(e) all direct or indirect guaranties or similar agreements by that Person in respect of, and obligations or liabilities, contingent or otherwise, of that Person to purchase or otherwise acquire, or assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), inclusive, above;

(f) any indebtedness or other obligations described in clauses (a) through (e), inclusive, above secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(g) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f), inclusive, above.

Indebtedness shall be calculated without giving effect to (i) the effects of Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such indebtedness; and (ii) any election under GAAP to value any Indebtedness at “fair value,” any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20, or any other accounting principle that results in the amount of any such Indebtedness

(other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Make-Whole Payment” shall have the meaning specified in Section 9.01(b).

“Interest Payment Date” means each February 1 and August 1 of each year, beginning on August 1, 2018.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change in clause (a), (b) or (d) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 9.03(b).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 9.03(a).

“Market Disruption Event” means (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means February 1, 2023.

“Nonpayment Default” shall have the meaning specified in Section 2.10(d)(ii).

“Note” or “Notes” shall have the meaning specified in the recitals of this Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Note Register” means the register maintained by the Security Registrar with respect to the Notes in accordance with Section 2.05(b) of the Base Indenture. The Note Register shall be the Security Register with respect to the Notes.

“Notice of Conversion” shall have the meaning specified in Section 9.02(b).

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” and “outstanding” when used with references to Notes, shall, subject to the provisions of Section 8.04 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a)     Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)     Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent);

(c)     Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)     Notes converted pursuant to Article 9 and required to be cancelled pursuant to Section 2.07; and

(e)     Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.08.

“paying agent” means the Company or the Person appointed by the Company in accordance with Section 4.02 of the Base Indenture. The Trustee has been initially appointed as the paying agent.

“Payment Blockage Notice” shall have the meaning specified in Section 2.10(d)(ii).

“Permitted Debt” means, without duplication, each of the following:

(a) Indebtedness incurred by the Company or any of its Subsidiaries pursuant to one or more Credit Facilities (including the Senior Secured Credit Facility) in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

(b) Indebtedness in respect of the Notes, including Notes, if any, issued pursuant to the exercise of the Underwriter’s over-allotment option and any guarantees of the foregoing;

(c) any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to repurchase, renew, refund, refinance, replace or discharge the Notes; provided that:

(i) the aggregate principal amount (or accreted value if applicable) of such Indebtedness does not exceed the aggregate principal amount of the Notes so repurchased, renewed, refunded, refinanced, replaced or discharged (plus all accrued and unpaid interest and premiums thereon and the amount of all fees and expenses, including defeasance costs, incurred in connection therewith); and

(ii) the Notes are repurchased, renewed, refunded, refinanced, replaced or discharged substantially concurrently with receipt of the proceeds from such Indebtedness;

(d) hedging obligations (including obligations under Swap Contracts) entered into in the ordinary course of business by the Company or its Subsidiaries to hedge or mitigate commercial risk;

(e) intercompany indebtedness between the Company and any of its subsidiaries or between any of the Company’s Subsidiaries;

(f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g) Indebtedness in respect of letters of credit issued in the ordinary course of business for the account of the Company or the account of any of its Subsidiaries;

(h) Indebtedness in respect of bank guarantees, surety or performance bonds and similar instruments issued for our account or the account of any of the Company’s Subsidiaries in order to provide security for:

(i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements; and

(ii) tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

(i) Indebtedness arising from agreements of the Company or any of its Subsidiaries providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case assumed with the acquisition or disposition of any business;

(j) Indebtedness incurred by the Company or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

(k) Indebtedness incurred by the Company or any of its Subsidiaries in the ordinary course of business arising from business credit card programs, treasury, payment processing services, depository, over-draft and cash management services;

(l) any guarantees (including keep-wells and support agreements) by the Company or any of its Subsidiaries of Indebtedness of the Company or its Subsidiaries not otherwise prohibited under the Indenture;

(m) Indebtedness of the Company or any of its Subsidiaries in respect of purchase money indebtedness, Capital Lease Obligations or mortgage financings;

(n) to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP; and

(o) Indebtedness of a Person existing at the time such Person was acquired by the Company or became the Company’s Subsidiary or assets were acquired from such Person; provided that:

(i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a subsidiary or the acquisition of such assets; and

(ii) neither the Company nor any of its Subsidiaries other than the Person (and its subsidiaries) or assets acquired has any liability or obligation with respect to such Indebtedness;

(p) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; and

(q) additional Indebtedness incurred by the Company or any of its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt, the Company may, in its sole discretion, classify, reclassify or divide such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of the above clauses.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces. A Predecessor Note shall be a Predecessor Security with respect to the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redeemable Equity” means any equity security of the Company or any of its Subsidiaries that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed (other than solely for Common Stock or another security that is not Redeemable Equity or Indebtedness and cash in lieu of fractional shares), is redeemable (other than solely for Common Stock or another security that is not Redeemable Equity or Indebtedness and cash in lieu of fractional shares) at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable, at the option of the holder thereof, for Indebtedness of such Person (with a scheduled maturity prior to the 91st day immediately following the Maturity Date), in each case, at any time prior to the 91st day immediately following the Maturity Date (other than upon the occurrence of a fundamental change that also constitutes a Fundamental Change hereunder, a change of control or an asset sale); provided, however, that only the portion of such equity security which is required to be redeemed, is so redeemable at the option of the holder thereof or is so convertible or exchangeable at the option of the holder thereof, in each case, before such date will be deemed to be Redeemable Equity. Redeemable Equity will not include any Common Stock issued by the Company or its Subsidiaries to their respective employees or directors that is subject to repurchase by the Company or its Subsidiaries pursuant to the terms of any employment agreement, benefit plan or other arrangement. The aggregate principal amount of Redeemable Equity deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company or its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity or portion thereof, exclusive of accrued dividends.

“Reference Property” shall have the meaning specified in Section 9.07(a).

“Regular Record Date” and “regular record date” with respect to any Interest Payment Date, means the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable February 1 or August 1 Interest Payment Date, respectively.

“Relevant Stock Exchange”“ means the NYSE American or, if the Common Stock is not then listed on the NYSE American, the principal other U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.

“Reporting Obligations” shall have the meaning specified in Section 5.04.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading on any U.S. national or regional securities exchange, “Scheduled Trading Day” means a Business Day.

“Senior Debt” means all the (i) principal of, (ii) premium, if any, on, (iii) interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, (iv) termination payments with respect to or in connection with and (v) fees, costs, expenses and other amounts accrued or due on or in connection with, in each case under the foregoing clauses (i)-(v), the Company’s Indebtedness under the Senior Secured Credit Facility, whether outstanding on the date hereof or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by the Company or its Subsidiaries, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the Senior Secured Credit Facility and all Indebtedness of the Company incurred to refinance the Company’s obligations under the Senior Secured Credit Facility, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is on the same basis or junior to the Notes.

“Senior Secured Credit Facility” means the Amended and Restated Loan and Security Agreement, dated as of June 30, 2016, by and among the Company, Senseonics, Incorporated, Oxford Finance LLC and Silicon Valley Bank (as amended, amended and restated, supplemented or otherwise modified from time to time, subject to the limitations herein).

“Share Exchange Event” shall have the meaning specified in Section 9.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $10,000,000 (or its foreign currency equivalent).

“Spin-Off” shall have the meaning specified in Section 9.04(c).

“Stock Price” shall have the meaning specified in Section 9.03(c).

“Successor Company” shall have the meaning specified in Section 12.02.

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “master agreement”), including any such obligations or liabilities under any master agreement. For the avoidance of doubt, none of the Company’s equity securities that are issued or distributed pursuant to any of the Company’s equity incentive plans shall be considered a Swap Contract.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NYSE American or, if the Common Stock (or such other security) is not then listed on The NYSE American, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the

Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining the number of shares deliverable in respect of the Interest Make-Whole Payment only, “Trading Day” means a Scheduled Trading Day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Relevant Stock Exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 9.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“unit of Reference Property” shall have the meaning specified in Section 9.07(a).

“Underwriting Agreement” shall have the meaning specified in the Recitals.

“Valuation Period” shall have the meaning specified in Section 9.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” in the Base Indenture shall be deemed replaced by a reference to “100%.”

Section 1.02. References to Interest.

Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture.

This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting provisions in the Base Indenture. In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict.

Section 2.02. Designation and Amount.

The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “5.25% Convertible Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $50,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriter pursuant to the exercise of its over-allotment option as set forth in the Underwriting Agreement), subject to Section 2.08 hereof and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 8.05, Section 9.02(d) or Section 10.03(c) hereof or Sections 2.05, 2.06 or 2.07 of the Base Indenture.

Section 2.03. Form of Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound hereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed, traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.04. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay or cause the paying agent to pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee, the Security Registrar or the paying agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or clause (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.03 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04, and any reference in the Base Indenture to such Section 2.03 shall, with respect to the Notes, be deemed to refer instead to this Section 2.04.

Section 2.05. Exchange and Registration of Transfer of Notes; Depositary.

(a) No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the paying agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. Section 2.05(c) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(a).

(b) Notwithstanding anything in the Base Indenture to the contrary, none of the Company, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (1) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, or (2) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 10.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange. The first sentence of Section 2.05(d) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(b).

(c) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.05(d), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(d) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. None of the Company, the Trustee, the Paying Agent or the Conversion Agent shall have any responsibility or liability for any act or omission of DTC.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Note Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.11(c) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(d), and any reference in the Base Indenture to such Section 2.11(c) shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(d).

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes.

(a) The last sentence of the first paragraph of Section 2.07 of the Base Indenture and the second and third paragraphs of Section 2.07 of the Base Indenture shall, with respect to the Notes, be superseded in their entirety by Section 2.06(b).

(b) No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the paying agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 9 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Cancellation of Notes Paid, Converted, Etc.

(a) Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by Section 2.07(b), and any reference in the Base Indenture to such Section 2.08 shall, with respect to the Notes, be deemed to refer instead to Section 2.07(b).

(b) The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to the Company or any of the Company’s agents, Subsidiaries or Affiliates, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall, upon receipt of a written request in a Company Order, be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of the Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver evidence of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.08. Repurchases.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the Holders. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and such Notes shall no longer be considered outstanding under the Indenture upon their repurchase.

Section 2.09. CUSIP Numbers.

(a) Section 2.12 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by Section 2.09(b), and any reference in the Base Indenture to such Section 2.12 shall, with respect to the Notes, be deemed to refer instead to Section 2.09(b).

(b) The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Subordination of the Notes.

(a) Payment of the principal of, and accrued and unpaid interest, if any, on, the Maturity Date, the Fundamental Change Repurchase price of  (excluding cash payable in lieu of delivering fractional shares of the Common Stock), the Notes is subordinated to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt, of all existing and future Senior Debt. In the event of any payment or distribution of the Company’s assets upon our dissolution, winding up, liquidation or reorganization, Holders of the Company’s Senior Debt shall first be paid in respect of all Senior Debt in full in cash or other payment satisfactory to the holders of Senior Debt, of all existing and future Senior Debt, before the Company makes any payments of principal of, or premium, if any, and interest on the Notes.

(b) If the Notes are accelerated because of an Event of Default or subject to repurchase by the Company at the option of the Holders following a Fundamental Change, the holders of any Senior Debt would be entitled to payment in full in cash or other payment satisfactory to the holders of Senior Debt of all obligations in respect of Senior Debt before the Holders of the Notes are entitled to receive any payment or distribution.

(c) The Company shall promptly notify holders of Senior Debt if payment of the Notes is to be accelerated because of an Event of Default; neither the acceleration of the Notes nor any related proceeding, action or remedy initiated under the Notes may not be effected until the earlier of (i) the date that is 180 days after the date on which the holders of the Senior Debt have been notified of the pending acceleration of the Notes, or (ii) the date on which the Senior Debt is accelerated.

(d) The Company shall not make any payment on or distribution to the Trustee or any Holder in respect of its obligations under the Notes or repurchase or otherwise acquire the Notes if:

(i) a default in the payment of any Senior Debt occurs and is continuing beyond any applicable period of grace; or

(ii) any other default (a “Nonpayment Default”) of Senior Debt occurs and is continuing that permits any holder of Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or any other Person permitted to give such Payment Blockage Notice (including holders of Senior Debt).

(e) The Company shall be permitted to resume payments on, repurchase or otherwise acquire, the Notes:

(i) in case of a payment default of Senior Debt, upon the date on which such default is cured or waived or ceases to exist; and

(ii) in case of a Nonpayment Default of Senior Debt, the earlier of the date on which such Nonpayment Default is cured, waived or ceases to exist or 179 days after the date on which the Payment Blockage Notice is received unless the maturity of any Senior Debt has been accelerated.

(f) No new period of payment blockage may be commenced for a default unless at least 365 days have elapsed since the Company’s receipt of the prior Payment Blockage Notice. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be the basis for a subsequent Payment Blockage Notice. Any Senior Debt shall continue to be Senior Debt and will be entitled to the benefits of this Section 2.10 irrespective of any amendment, modification or waiver of any of its terms.

(g) If the Trustee or any Holder receives any payment of any obligations with respect to the Notes when the payment is prohibited by the provisions of this Section 2.10, the Trustee or any such Holder, as the case may be, shall hold the payment for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or such Holder, as the case may be, shall deliver the amounts to the holders of Senior Debt or their respective representative.

(g) Any claims of the Trustee for compensation or indemnification shall not be subordinate to the Company’s Senior Debt and shall be senior to claims of Holders of Notes in respect of all funds collected or held by the Trustee.

(i) The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders of Senior Debt if the Trustee in good faith mistakenly pays over or distributes to Holders or to the Company or to any other person, cash, property or securities to which any holders of Senior Debt are entitled by virtue of this Section 2.10 or otherwise. The Trustee in its individual capacity will be entitled to all of the rights set forth in this Indenture with respect to any Senior Debt which may at any time be held by the Trustee, to the same extent as any other holder of Senior Debt.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article 11 of the Base Indenture.

Article 11 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety such Article 11 of the Base Indenture, and all references in the Base Indenture to such Article 11 or any Sections thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

Section 3.02. Satisfaction and Discharge.

(a) The Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 hereof and Section 2.07 of the Base Indenture) have been delivered to the

Trustee for cancellation or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of the Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture and the Notes by the Company, including any Interest Make-Whole Payment, and (b) the Trustee, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of the Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture and the Notes, the obligations of the Company to the Trustee under Section 7.06 of the Base Indenture shall survive.

Section 3.03. Repayment to Company.

Any money and shares of Common Stock deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest.

This Section 4.01 shall supersede, with respect to the Notes, Section 4.01 of the Base Indenture and all references in the Base Indenture to Section 4.01 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 4.01 with respect to the Notes. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Conversion Agent.

The paying agent and Security Registrar for the Notes shall be located in the continental United States of America. The Company will also maintain in the continental United States of America an office or agency where the Notes may be surrendered for conversion (“Conversion Agent”). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Conversion Agent.

The Company may also from time to time designate additional offices or agencies where the Notes may be surrendered for conversion and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain a Conversion Agent in the continental United States of America. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Conversion Agent, and hereby initially designates the Corporate Trust Office as the location of the paying agent, Security Registrar and Conversion Agent for the Notes.

Section 4.03. [Reserved].

Section 4.04. Compliance Certificate; Statements as to Defaults.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended on December 31, 2018) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default by the Company and, if so, specifying each such failure and the nature thereof. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after obtaining the knowledge of the occurrence of any Event of Default, an Officer’s Certificate setting forth the details of such Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default has been cured. Section 13.12 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.04, and any reference in the Base Indenture to such Section 13.12 shall, with respect to the Notes, be deemed to refer instead to this Section 4.04.

Section 4.05. Reports.

The Company shall file with the Trustee and the Holders copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission) within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee and the Holders for purposes of this Section 4.05 at the time such document or report is filed via the EDGAR system (or such successor system). Delivery of the reports and documents described in this Section 4.05 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports. Notwithstanding the foregoing, at any time the Company is otherwise not required to file documents or reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and the Conversion Obligation for the Notes may be satisfied by the delivery of Reference Property consisting of, in whole or in part, another entity’s common stock, American depositary receipts, ordinary shares or other Common Equity, as the case may be, the Company may satisfy its obligations under this Section 4.05 by delivering or filing the financial information of such entity within the same time periods and in the same manner described above. Section 5.03 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.05, and any reference in the Base Indenture to such Section 5.03 shall, with respect to the Notes, be deemed to refer instead to this Section 4.05.

Section 4.06. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.08. Company to Furnish Trustee Names and Addresses of Securityholders.

Section 5.01 of the Base Indenture is hereby amended with respect to the Notes by deleting the phrase “(as defined in Section 2.03)” therein.

Section 4.09. Existence.

Subject to Article 12, the Company shall do or cause to be done all things necessary to perverse and keep in full force and effect its corporate existence.

Section 4.10. Limitation on Incurrence of Additional Indebtedness.

(a) During the period from the initial issuance of the Notes to, and including, the Maturity Date, the Company shall not, nor shall the Company permit any of its subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Debt.

(b) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the reclassification of operating leases as Capital Leases due to a change in accounting principles and the payment of dividends on Redeemable Equity in the form of additional shares of the same class of Redeemable Equity will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.10. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, in the case of revolving Indebtedness, on the date such Indebtedness was first committed); provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(c) Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that the Company or any of its subsidiaries may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d) This Section 4.10 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 25% of the initial aggregate principal amount of the Notes (including Notes issued upon the exercise by the Underwriter of its over-allotment option as set forth in the Underwriting Agreement) remain outstanding.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article 6 of the Base Indenture.

Article 6 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 5 shall, with respect to the Notes, supersede in its entirety Article 6 of the Base Indenture, and all references in the Base Indenture to Article 6 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the applicable provisions set forth in this Article 5, respectively.

Section 5.02. Events of Default.

Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days, whether or not such payment is prohibited by Section 2.10;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by Section 2.10;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right, including the payment of any Interest Make-Whole Payment, and such failure continues for a period of five (5) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.02 or a Make-Whole Fundamental Change Company Notice in accordance with Section 9.03(b), in each case, when due, and such failure continues for three (3) Business Days after the due date for such notice;

(e) failure by the Company to comply with its obligations under Article 12;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture;

(h) a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 5.03. Acceleration; Rescission and Annulment.

If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(i) or Section 5.02(j) with respect to the Company, unless the principal of all of the Outstanding Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 of the Base Indenture, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 5.02(i) or Section 5.02(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.04. Additional Interest.

Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company to comply with its reporting obligations under Section 4.05 (the obligations described in clauses (i) and (ii), the “Reporting

Obligations”) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 calendar days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs) and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day from the 181st calendar day to, and including, the 365th calendar day following the occurrence of such an Event of Default. In no event will the Additional Interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 180-day period or 0.50% per annum during the subsequent 185-day period pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th calendar day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 366th calendar day), the Notes shall be immediately subject to acceleration under Section 5.03. The provisions of this Section 5.04 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 5.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration under Section 5.03.

In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Reporting Obligations in accordance with this Section 5.04, the Company must notify all Holders of the Notes, the Trustee and the paying agent in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 5.03.

Section 5.05. Payments of Notes on Default; Suit Therefor.

If an Event of Default described in Section 5.02(a) or Section 5.02(b) shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Fundamental Change Repurchase Price, if applicable), and interest, if any, with interest on any overdue principal, and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.06. Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07. Proceedings by Holders.

Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to the Trustee, in its reasonable judgment, against any loss, liability, claim or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 5.11, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery on or after the applicable due date, as the case may be.

Section 5.08. Proceedings by Trustee.

In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09. Remedies Cumulative and Continuing.

Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.08, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10. Direction of Proceedings and Waiver of Defaults by Majority of Holders.

The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 5.02, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11. Notice of Defaults.

The Trustee shall, within 90 days after a Responsible Officer of the Trustee has actual knowledge of a Default, send to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 5.12. Undertaking to Pay Costs.

All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 9.

ARTICLE 6

[INTENTIONALLY OMITTED]

ARTICLE 7

HOLDERS’ MEETINGS

Section 7.01. Purpose of Meetings.

A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 7 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7 of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.03; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 7.02. Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Holders to take any action specified in Section 7.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 of the Base Indenture, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 7.03. Call of Meetings by Company or Holders.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.01, by delivering notice thereof as provided in Section 7.02.

Section 7.04. Qualifications for Voting.

To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 7.05. Regulations.

Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 7.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 7.02 or Section 7.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 7.06. Voting.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 7.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 7.07. No Delay of Rights by Meeting.

Nothing contained in this Article 7 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Applicability of Article 9 of the Base Indenture.

Article 9 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article 9 of the Base Indenture, and all references in the Base Indenture to Article 9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 or the applicable provisions set forth in this Article 8, respectively.

Section 8.02. Supplemental Indentures Without Consent of Holders.

The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto and/or the Notes for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Notes pursuant to Article 12;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder in any material respect;

(g) in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 9.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 9.07;

(h) to increase the conversion rate as provided in the Indenture;

(i) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture;

(j) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(j) to provide for the acceptance of appointment by a successor trustee, registrar, paying agent or conversion agent or facilitate the administration of the trusts under the Indenture by more than one trustee or paying agent;

(k) to comply with the rules of any applicable securities depository, including DTC, in a manner that does not adversely affect the rights of any Holder; or

(l) conform the provisions of the Indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet, as evidenced in an Officer’s Certificate.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemented indenture authorized by the provisions of this Section 8.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provision of Section 8.03.

Section 8.03. Supplemental Indentures with Consent of Holders.

With the consent (evidenced as provided in Article 8 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) except as required by the Indenture, make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify, in any manner adverse to the Holders, the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes or modify Section 2.10 in a manner adverse to the Holders of the Notes; or

(h) make any change in this Article 8 or in the waiver provisions in Section 5.03 or Section 5.10, in each case, that requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 8.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 8.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 8.05. Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 2.10 of the Base Indenture) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 8.06. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

In addition to the documents required by Section 13.07 of the Base Indenture, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 8, is permitted or authorized by the Indenture and is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

ARTICLE 9

CONVERSION OF NOTES

Section 9.01. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 9, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 294.1176 shares of Common Stock (subject to adjustment as provided in this Article 9, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 9.02, the “Conversion Obligation”).

(b) For any Conversion Date that occurs on or after the date that is on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021 (other than a conversion in connection with a make-whole fundamental change), the Company shall make an Interest Make-Whole Payment to the converting Holder equal to the sum of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the Conversion Date through February 1, 2021 (the “Interest Make-Whole Payment”).

If a Conversion Date occurs after the close of business on a Regular Record Date but prior to the open of business on the Interest Payment Date corresponding to such Regular Record Date, the Interest Make-Whole Payment will not include the accrued interest to any converting Holder and instead the Company will pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date. In such case, the Interest Make-Whole Payment to such converting Holders will equal the value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for through February 1, 2021.

The Company shall pay any Interest Make-Whole Payment by delivering shares of Common Stock. The number of shares of Common Stock a converting Holder will receive will be the number of shares equal to the amount of the Interest Make-Whole Payment to be paid to such Holder, divided by the product of (x) 95% and (y) the simple average of the Daily VWAP of the shares for the ten consecutive Trading Days ending on and including the Trading Day immediately preceding the Conversion Date.

Notwithstanding the foregoing, the number of shares the Company may deliver in connection with a conversion of the Notes, including those delivered in connection with an Interest Make-Whole Payment, will not exceed 425 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate as set forth under Section 9.04. The Company will not be required to make any cash payments in lieu of any fractional share or have any further obligation to deliver any shares of Common Stock or pay any cash in excess of the threshold described above. In addition, if in connection with any conversion of Notes, the Conversion Rate is adjusted pursuant to Section 9.03, then such Holder will not receive the Interest Make-Whole Payment with respect to such Notes. None of the Trustee, Paying Agent or Conversion Agent shall be responsible for determining or calculating the Interest Make-Whole Payment or the Daily VWAP. Holders who convert their Notes on or after February 1, 2021 will not receive any Interest Make-Whole Payment with respect to such Notes.

Section 9.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 9.02, Section 9.03(b) and Section 9.07(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by delivering to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02, and an Interest Make-Whole Payment, if applicable, on the second Business Day immediately following the relevant Conversion Date.

(b) Subject to Section 9.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(h) and (ii) in the case of a Physical Note, the Holder thereof shall (1) complete, manually sign and deliver an irrevocable notice (or a facsimile, PDF or other electronic transmission thereof) to the Conversion Agent as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation (and settlement of any Interest Make-Whole Payment, if applicable) to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(h) and (5) if required, pay all transfer or similar taxes, if any. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 9 on the Conversion Date for such conversion. The exercise of such conversion rights shall be irrevocable. No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation and Interest Make-Whole Payment, if applicable, with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation together with any Interest Make-Whole Payment, if applicable.

(d) In case any Note shall be surrendered for partial conversion, the Company shall deliver a Company Order, and the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing shares of the Common Stock being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 9.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 9.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below and in connection with an Interest Make-Whole Payment, if applicable. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.

Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date shall be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the Holder was the holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) for conversions in respect of which an Interest Make-Whole Payment is payable upon conversion (or would have been payable but for the conversion occurring following the Regular Record Date preceding the February 1, 2021 Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Holders of record entitled to receive an Interest Make-Whole Payment upon conversion described in clause (2) above and any Fundamental Change Repurchase Date described in clause (3) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted or repurchased following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Conversion Obligation due upon conversion and the Interest Make-Whole Payment, if applicable, and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the full amount of interest payable on such Interest Payment Date, in accordance with clause (h) above.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on  the relevant Conversion Date.

Section 9.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation by delivering shares of Common Stock, including Additional Shares, in accordance with Section 9.02; provided, however, that if the consideration received by holders of the Common Stock in exchange for such Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. The Company shall notify the Trustee, the Conversion Agent (if other than the Trustee) and Holders (a “Make-Whole Fundamental Change Company Notice”), in accordance with Section 13.04 of the Base Indenture, of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The amount, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 9.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of

Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table in Section 9.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The amounts by which the Conversion Rate shall be increased as set forth in the table in Section 9.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 9.04.

(e) The following table sets forth the amounts by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 9.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$2.60	$3.00	$3.40	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00
January 30, 2018	71.5385	51.5733	38.1735	25.1525	13.1360	6.8417	3.3171	1.3275	0.2789	0.0000
February 1, 2019	69.8615	49.0900	35.5471	22.8250	11.5840	5.9033	2.7814	1.0513	0.1822	0.0000
February 1, 2020	68.4346	46.1900	32.2676	19.8725	9.6800	4.8117	2.1929	0.7575	0.0778	0.0000
February 1, 2021	66.9731	42.0933	27.4706	15.6375	7.1560	3.4900	1.5500	0.4788	0.0144	0.0000
February 1, 2022	65.5462	35.2733	19.3824	9.0850	3.8040	1.8767	0.8157	0.2138	0.0000	0.0000
February 1, 2023	71.5385	20.2567	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the amount by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), the Conversion Rate will not be adjusted; and

(iii) if the Stock Price is less than $2.60 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 365.6561 shares of Common Stock in the event of a Make-Whole Fundamental Change, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.04. Notwithstanding the foregoing, if the Conversion Rate is increased for Notes converted in connection with a Make-Whole Fundamental Change, then the Holder of such converted Notes will not receive the Interest Make-Whole Payment with respect to such converted Notes.

(f) Nothing in this Section 9.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 9.04 in respect of a Make-Whole Fundamental Change.

Section 9.04. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.04, without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of the Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=

the number of shares of the Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

                Any adjustment made under this Section 9.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of the Common Stock distributable pursuant to such rights, options or warrants; and

Y	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 9.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.

For the purpose of this Section 9.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected or pursuant to Section 9.04(a) or Section 9.04(b) or will be so effected in accordance with the 1% Provision, (ii) except as otherwise provided below, rights issued pursuant to any stockholder rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 9.04(d) shall apply, (iv) dividends or distributions of Reference Property issued in exchange for the Common Stock pursuant to Section 9.07, and (v) Spin-Offs as to which the provisions set forth below in this Section 9.04(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Company in good faith and in a commercially reasonable manner) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 9.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. In the case of any distribution of rights, options or warrants, to the extent such rights options or warrants expire unexercised, the applicable Conversion Rate shall be immediately readjusted to the applicable Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing “SP0.”

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 9.04(c) (and subject in all respects to Section 9.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c) (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9.04(a), Section 9.04(b) and this Section 9.04(c), if any dividend or distribution to which this Section 9.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 9.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 9.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable” within the meaning of Section 9.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 9.04(b).

(d) If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the shares of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of the Common Stock the Company distributes to all or substantially all holders of the Common Stock.

                Any increase to the conversion rate made pursuant to this Section 9.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment pursuant to a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 9.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that, in respect of any conversion of Notes, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and such Conversion Date in determining the Conversion Rate.

If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 9.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) [Reserved]

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any securities of the Company are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 9, the Conversion Rate shall not be adjusted:

(i) upon the issuance of shares of Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in Section 9.04(a), Section 9.04(b) or Section 9.04(c);

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v) for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in Section 9.04(e);

(vi) upon the repurchase of any shares of the Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in Section 9.04(e);

(vii) solely for a change in the par value of the Common Stock; or

(viii) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 9 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) If an adjustment to the Conversion Rate otherwise required by the provisions described in Section 9.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date for any Notes; and (iii) on the Effective Date of any Make-Whole Fundamental Change, in each case, unless the adjustment has already been made (the “1% Provision”).

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment and for the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any liability or responsibility for the Conversion Rate (or any adjustments thereof), the calculation thereof or application thereof.

(m) For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 9.05. Adjustments of Prices.

Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days (including, without limitation, the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments in good faith and in a commercially reasonable manner (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under Section 9.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs, are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to this Section 9.05 shall be made, solely to the extent the Company determines in good faith and in a commercially reasonable manner that any such adjustment is appropriate, without duplication of any adjustment made pursuant to the provision set forth under Section 9.04.

Section 9.06. Shares To Be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 9.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 9.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a share split or share combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have been entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring company, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 8.02(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event, the number of shares of Common Stock otherwise deliverable upon conversion of the Notes in accordance with Section 9.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of Common Equity, the supplemental indenture providing that the Notes will be convertible into Reference Property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 9.04 with respect to the portion of the Reference Property consisting of such Common Equity.  If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such other company, if an Affiliate of the Company or the successor or acquiring company, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 10.01, as the Company in good faith reasonably considers necessary by reason of the foregoing.

(b) Promptly following execution by the Company of a supplemental indenture pursuant to subsection (a) of this Section 9.07, the Company shall file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 9.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section 9.07 shall similarly apply to successive Share Exchange Events.

Section 9.08. Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 9.09. Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 9.10. Notice to Holders Prior to Certain Actions.

In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 9.04 or Section 9.11;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture, in which case the timing and delivery requirements of such provision shall supersede this Section 9.10), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 3 Business Days after the occurrence of such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 9.11. Stockholder Rights Plans.

If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.12. Exchange in Lieu of Conversion.

(a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Business Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely deliver in exchange for such Notes shares of Common Stock, together with a cash payment in lieu of delivering any fractional share, that would otherwise be due upon conversion as described under Section 9.02 and an Interest Make-Whole Payment, if applicable (the “Conversion Consideration”). If the Company makes an Exchange Election, it shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering its Notes for conversion that the Company has made such Exchange Election and notify the designated financial institution(s) of the relevant deadline for delivery of the Conversion Consideration due upon conversion.

(b) Any Notes exchanged by the designated financial institution(s) shall remain outstanding, subject to the Applicable Procedures. If the designated financial institution(s) agree(s) to accept any Notes for exchange but does not timely deliver the related Conversion Consideration, or if such designated financial institution(s) does not accept the Notes for exchange, the Company shall deliver the shares of Common Stock, together with a cash payment in lieu of delivering any fractional share, due in respect of the Conversion Obligation, as, and at the time, required pursuant to the Indenture as if the Company had not made an Exchange Election.

(c) The Company’s designation of any financial institution(s) to which the Notes may be submitted for exchange in lieu of conversion does not require such financial institution(s) to accept any Notes (unless such financial institution(s) has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution(s) that would compensate such financial institution(s) for any such transaction.

ARTICLE 10

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 10.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but not including, such interest payment date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 10.

(b) Repurchases of Notes under this Section 10.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the paying agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the paying agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the paying agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased that are Physical Notes shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, Holders must surrender their Notes in accordance with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 10.02.

The paying agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Repurchase Notice and has not validly withdrawn such Repurchase Notice in accordance with Section 10.02.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the paying agent (in the case of a paying agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 10;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the paying agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.01. Notwithstanding anything to the contrary above, the Company will not be required to repurchase or make an offer to repurchase the Notes upon the occurrence of the effective date of a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise is in compliance with the requirements for an offer made by the Company as set forth in the Indenture, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise is in compliance with the requirements for an offer made by the Company as set forth in the Indenture.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The paying agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.02. Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the paying agent in accordance with this Section 10.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, Holders must withdraw the relevant Fundamental Change Repurchase Notice in accordance with the Applicable Procedures.

Section 10.03. Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other paying agent appointed by the Company, or if the Company is acting as its own paying agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided that the Holder has satisfied the conditions in Section 10.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 10.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest payable to the Holders as of such Regular Record Date).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 10.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 10.04. Covenant to Comply with Applicable Laws Upon Repurchase of Notes.

In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a) comply with tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 10 to be exercised in the time and in the manner specified in this Article 10.

To the extent that the provisions of any securities law or regulations conflict with the provisions of the Indenture relating to the Company’s obligation to repurchase the Notes upon the occurrence of a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under such provisions of the Indenture by virtue of such conflict.

ARTICLE 11

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ARTICLE 12

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 12.01. Applicability of Article 10 of the Base Indenture.

Article 10 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 12 shall, with respect to the Notes, supersede in their entirety Article 10 of the Base Indenture, and all references in the Base Indenture to Article 10 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 12 or the applicable provisions set forth in this Article 12, respectively.

Section 12.02. When Company May Merge, Etc.

Subject to the provisions of Section 12.03, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its direct and indirect Subsidiaries, taken as a whole, to another Person (other than one or more of the Company’s direct or indirect Subsidiaries), unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company, if not the Company, expressly assumes by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 12.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 12.03. Successor Corporation to Be Substituted.

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 12 the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 12) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.04. Opinion of Counsel to Be Given to Trustee.

If the Successor Company is not the Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Governing Law; Jurisdiction.

THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New

York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Supplemental Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.02. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. The second paragraph of Section 13.05 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 13.02.

Section 13.03. Legal Holidays.

In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. Section 13.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 13.03, and any reference in the Base Indenture to such Section 13.08 shall, with respect to the Notes, be deemed to refer instead to this Section 13.03.

Section 13.04. No Security Interest Created.

Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.05. Benefits of Indenture.

Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders (or, with respect to the second and third paragraphs of Section 2.05(d), beneficial owners of the Notes), the parties hereto, any paying agent, any Conversion Agent, any Authenticating Agent, any Security Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.06. Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.07. Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Notes, but this Supplemental Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.08. Multiple Originals.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.09. Calculations.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes and the Trustee, acting in any capacity under the Indenture, shall have no liability or responsibility for any such calculations or information underlying such calculations. These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes and the Conversion Rate of the Notes and all adjustments to the Conversion Rate and any other related adjustments as set forth herein. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 13.10. Ratification of Base Indenture.

Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 13.11. Delivery of Notices.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

SENSEONICS HOLDINGS, INC.

By:	/s/ R. Don Elsey
Name:	R. Don Elsey
Title:	CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SENSEONICS HOLDINGS, INC.

5.25% Convertible Senior Note due 2023

No. [ ] [Initially](1) $[ ]

CUSIP No. [ ]

Senseonics Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [ ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[ ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $50,000,000 in aggregate at any time (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the BTIG, LLC (the “Underwriter”) pursuant to the exercise of its over-allotment option as set forth in the underwriting agreement, dated as of January 26, 2018 between the Company and the Underwriter (as amended, the “Underwriting Agreement”), in accordance with the rules and the Applicable Procedures of the Depositary, on January 30, 2018, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.25% per year from January 30, 2018 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until February 1, 2023. Interest is payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2018, to Holders of record at the close of business on the preceding January 15 or July 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 5.04 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 5.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with Section 2.04(c) of the within-mentioned Supplemental Indenture.

(1)  Include if a global note.

(2)  Include if a global note.

(3)  Include if a physical note.

(4)  Include if a global note.

(5)  Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its paying agent and Security Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SENSEONICS HOLDINGS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

SENSEONICS HOLDINGS, INC.

5.25% Convertible Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.25% Convertible Senior Notes due 2023 (the “Notes”), limited to the aggregate principal amount of $50,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the BTIG, LLC (the “Underwriter”) pursuant to the exercise of its over-allotment option as set forth in the Underwriting Agreement, all issued or to be issued under and pursuant to an Indenture dated as of January 30, 2018 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of January 30, 2018 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

For any Conversion Date that occurs on or after the date that is on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021 (other than a conversion in connection with a make-whole fundamental change), we will make an Interest Make-Whole Payment to the converting holder equal to the sum of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the Conversion Date through February 1, 2021

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

SENSEONICS HOLDINGS, INC.

5.25% Convertible Senior Notes due 2023

The initial principal amount of this Global Note is [     ] DOLLARS ($[  ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

(6)  Include if a global note.

A-I

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876

U.S. Bank National Association, as Conversion Agent
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock and cash payable for an Interest Make-Whole Payment, if applicable, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 9.02(d) and Section 9.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

A-I

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

A-II

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876

U.S. Bank National Association, as Paying Agent
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Senseonics Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.01 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-III

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,      hereby sell(s), assign(s) and transfer(s) unto      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints      as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-IV